EXHIBIT 99.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

          I, Kenton C. Woods, Chief Financial Officer of Rose Hills Company (the “Company”), do hereby certify in accordance with 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(a)

the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, which this certification accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended;  and

(b)

the information contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, which this certification accompanies, fairly presents, in all material aspects, the financial condition and results of operations of the Company.

/s/ KENTON C. WOODS

Kenton C. Woods Chief Financial Officer May 12, 2003

The foregoing certification accompanied the Form 10-Q filing pursuant to18 U.S.C. § 1350.  It is being reproduced herein for information only.  It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after hereof, regardless of any general incorporation language in such filing.  A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.